UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85007

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 8.01. Other Events

     On November 17, 2004, after careful consideration, the Board of Directors of Schuff International, Inc. (“Company”) announced that it would be in the overall best interests of the Company’s shareholders to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company filed with Securities and Exchange Commission (“Commission”), on Form 15, a notice of its intent to deregister its common stock and suspend its reporting obligations. Provided that the Company does not voluntarily withdraw the Form 15, the deregistration will become effective once the Commission terminates the registration, which the Company expects to occur within 90 days.

     The Company also has notified the American Stock Exchange that it plans to voluntarily delist from AMEX in conjunction with its Form 15 deregistration application. Following the delisting, the Company anticipates that its shares will be traded in the over the counter market, but can make no assurances that any broker will make a market in the Company’s common stock.

     A copy of the press release announcing the deregistration of the Company’s common stock and suspension of its reporting obligations is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 17, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.
Date: November 17, 2004	/s/ Michael R. Hill
Michael R. Hill
Vice President and Chief Financial Officer